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                                                                  Exhibit 4.11.2


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                            MISSION ENERGY COMPANY

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                   as Trustee

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of August 8, 1995

                                       TO

                                    INDENTURE

                          Dated as of November 30, 1994



           8 1/2% Junior Subordinated Deferrable Interest Debentures,
                               Series B, Due 2025

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                  SECOND SUPPLEMENTAL INDENTURE, dated as of August 8, 1995 (the
"Second Supplemental Indenture"), between Mission Energy Company, a California corporation (the "Company"), and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee") under the Indenture dated as of November 30, 1994 between the Company and the Trustee (the "Indenture"). All capitalized terms used and not defined herein have the meanings assigned to then in the Indenture.

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount that may be authenticated and delivered thereunder as provided in the Indenture; and

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its 8 1/2% Junior Subordinated Deferrable Interest Debentures, Series B, Due 2025 (the "Series B Debentures"), the form and substance of such Series B Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture; and

                  WHEREAS, Mission Capital, L.P., a Delaware limited partnership ("Mission Capital"), has offered to the public its 8 1/2% Cumulative Monthly Income Preferred Securities, Series B (the "Series B Preferred Securities"), representing limited partner interests in Mission Capital, and proposes to invest the proceeds from such offering in the Series B Debentures; and

                  WHEREAS, upon the occurrence of a Special Event (as defined in the Amended and Restated Agreement of Limited Partnership of Mission Capital, dated November 30, 1994 (the "Limited Partnership Agreement"), the Company may dissolve Mission Capital and cause to be distributed to the holders of the Series B Preferred Securities, on a PRO RATA basis, Series B Debentures (a "Dissolution Event"); and

                  WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series B Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Series B Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series B Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


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                                   ARTICLE I

             General Terms and Conditions of the Series B Debentures

                  Section 1.01 There shall be and is hereby authorized a series of Debentures designated the "8 1/2% Junior Subordinated Deferrable Interest Debentures, Series B, Due 2025", limited in aggregate principal amount to (i) $62,500,000, plus (ii) the amount of capital contributions made by the Company from time to time as General Partner of Mission Capital, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series B Debentures. The Series B Debentures shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined) on August 31, 2025, and shall be issued in the form of registered Series B Debentures without coupons.

                  Section 1.02 Except as provided in Section 1.03 herein, the Series B Debentures shall be issued in definitive form. Principal and interest on the Series B Debentures issued in definitive form will be payable, the transfer of such Series B Debentures will be registrable and such Series B Debentures will be exchangeable for Series B Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, the City and State of New York; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the sole holder of the Series B Debentures is Mission Capital, the payment of the principal of and interest on (including Additional Interest, if any) on the Series B Debentures will be made at such place and to such account as may be designated by Mission Capital.

                  Section 1.03 In connection with a Dissolution Event, the Series B Debentures in definitive form may be presented to the Trustee by Mission Capital in exchange for a Global Debenture in an aggregate principal amount equal to all Outstanding Series B Debentures, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of Mission Capital. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on the Series B Debentures issued as a Global Debenture and registered in the name of the Depositary or its nominee will be made to the Depositary. The Depositary for the Series B Debentures shall be The Depository Trust Company, New York, New York.

                  Section 1.04 Each Series B Debenture will bear interest at the rate of 8 1/2% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable (subject to the provisions of Article 3 herein) monthly in


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arrears on the last day of each calendar month of each year (each, an
"Interest Payment Date"), commencing on August 31, 1995, to the person in whose name such Series B Debenture or any predecessor Series B Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding that Interest Payment Date. If, pursuant to the provisions of Section 2.11(c) of the Indenture, the Series B Debentures are no longer represented by a Global Debenture, the Company may select a regular record date for such interest installment that shall be any date not later than fifteen days preceding an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series B Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series B Debentures not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series B Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series B Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the applicable Interest Payment Date.

                  If, at any time when Mission Capital is the holder of the Series B Debentures, Mission Capital shall be required to pay any interest on distributions in arrears in respect of the Series B Preferred Securities pursuant to the terms thereof, then the Company will pay as interest (the "Additional Interest") an amount equal to such interest on distributions in arrears.


                                   ARTICLE II

     Mandatory Prepayment and Optional Redemption of the Series B Debentures

                  Section 2.01 If Mission Capital redeems the Series B Preferred Securities in accordance with the terms thereof, the Series B Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series B Preferred Securities so redeemed, together with all accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company and Mission Capital shall agree.


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                  Section 2.02 At such time as there are no Series B
Preferred Securities remaining outstanding and subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series B Debentures, in whole or in part, from time to time, on or after August 8, 2000, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including any Additional Interest, if any, to the date of such redemption (the "optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days* notice, at the Optional Redemption Price. If the Series B Debentures are only partially redeemed pursuant to this Section, the Debentures will be redeemed PRO RATA, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S. dollars ($25) or any integral multiple thereof); PROVIDED that, if at the time of redemption, the Series B Debentures are registered as a Global Debenture, the Depositary shall determine by lot the principal amount of such Series B Debentures held by each Series B Debentureholder to be redeemed.

                  Section 2.03 If the Company or Mission Capital purchases Series B Preferred Securities by tender, in the open market or by private agreement, the Company shall have the right to redeem Series B Debentures, in an amount not to exceed the aggregate stated liquidation preference of the Series B Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repurchase, or at such other time as the Company and Mission Capital shall agree.

                  Section 2.04 The Series B Debentures are not entitled to the benefit of any sinking fund or, except as set forth in Section 2.01 herein, any other provision for mandatory prepayment.


                                  ARTICLE III

                      Extension of Interest Payment Period

                  Section 3.01 The Company shall have the right, at any time during the term of the Series B Debentures, from time to time to extend the interest payment period of such Series B Debentures for up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Series B Debentures to the extent permitted by applicable law); PROVIDED, HOWEVER, that, during such Extended Interest Payment Period the Company shall not declare or pay, directly or indirectly, any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its common or preferred stock, or make any guarantee payments with respect thereto, or acquire for cash or other property any indebtedness of any Affiliate of the Company (other than an Affiliate in which the Company or a Subsidiary of the Company has a direct or indirect equity interest and participates in its management or provides it with operational services) for money borrowed or make any loan or advance


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to, or guarantee or become contingently liable in respect of indebtedness of, any Affiliate of the Company (other than an Affiliate in which the Company or a Subsidiary of the Company has a direct or indirect equity interest and participates in its management or provides it with operational services). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, PROVIDED that such period together with all such further extensions thereof shall not exceed 60 consecutive months. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

                  Section 3.02 (a) If Mission Capital is the sole holder of the Series B Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give both Mission Capital and the Trustee written notice of its selection of such Extended Interest Payment Period one Business Day prior to the earlier of (i) the next succeeding date on which distributions on the Series B Preferred securities are payable or (ii) the date Mission Capital is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series B Preferred Securities, but in any event not less than one Business Day prior to such record date. The Company shall cause Mission Capital to give notice of the Company*s selection of such Extended Interest Payment Period to the holders of the Series B Preferred Securities.

                  (b) If Mission Capital is not the sole holder of the Series B Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series B Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period ten Business Pays prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series B Debentures, but in any event not less than two Business Days prior to such record date.

                  (c) The month in which any notice is given pursuant to paragraphs (a) or (b) of this Section shall constitute one of the 60 months included in the maximum Extended Interest Payment Period.


                                   ARTICLE IV

                                Right of Set-Off

                  Section 4.01 Notwithstanding anything to the contrary in the Indenture or herein, the Company shall have the right to set-off any payment it is otherwise required to make thereunder or hereunder with and to the extent the Company has heretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee Agreement, dated as of November 30, 1994, executed by the Company and


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furnished to Mission Capital for the benefit of the holders of the Series B
Preferred Securities.

                                   ARTICLE V

                          Covenant to List on Exchange

                  Section 5.01 If the Series B Debentures are to be issued as a Global Debenture in connection with the distribution of the Series B Debentures to the holders of the Series B Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Series B Debentures on the New York Stock Exchange or on such other exchange as the Series B Preferred Securities are then listed and traded.


                                   ARTICLE VI

                           Form of Series B Debenture

                  Section 6.01 The Series B Debentures and the Trustee*s Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                           (FORM OF FACE OF DEBENTURE)

                  [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE DEPOSITED WITH THE DEPOSITARY , INSERT -- This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                  Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


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No. R-1                                                            $ 64,432,990

CUSIP No. 605051AD3

                             MISSION ENERGY COMPANY

            8 1/2% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE,
                               Series B, DUE 2025

                  MISSION ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of California (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to MISSION CAPITAL, L.P. ("Mission Capital") or registered assigns, the principal sum of SIXTY-FOUR MILLION FOUR HUNDRED AND THIRTY-TWO THOUSAND NINE HUNDRED AND NINETY DOLLARS ($64,432,990) on August 31, 2025, and to pay interest on said principal sum from August 8, 1995 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly (subject to deferral as set forth herein) in arrears on the last day of each calendar month of each year commencing August 31, 1995 at the rate of 8 1/2% per annum PLUS Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the Business Day next preceding such Interest Payment Date.] [IF, PURSUANT TO THE PROVISIONS OF
SECTION 2.11(C) OF THE INDENTURE, THE SERIES B JUNIOR SUBORDINATED DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the Business Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than ten days prior to such special record date, or may be


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paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is Mission Capital, L.P. ("Mission Capital") the payment of the principal of (and premium, if any) and interest (including Additional Interest, if any) on this Debenture will be made at such place and to such account as may be designated by Mission Capital.

                  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:  August 8, 1995

                             MISSION ENERGY COMPANY

                             By
                               ------------------------------------------
Attest:

By
  ---------------------------------


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                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures of the series of Debentures issued under the within-mentioned Indenture.

THE FIRST NATIONAL BANK OF
         CHICAGO

---------------------------------              --------------------------------
as Trustee                           or      as Authentication Agent


By                                         By
    -----------------------------              --------------------------------
         Authorized Signatory                       Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

                  This Debenture is one of a duly authorized series of Debentures of the Company (the "Debentures") all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 30, 1994 between the Company and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), as supplemented by the First Supplemental Indenture dated as of November 30, 1994 between the Company and the Trustee and the Second Supplemental Indenture dated as of August 8, 1995 between the Company and the Trustee (said Indenture, as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in the Second Supplemental Indenture.

                  If Mission Capital redeems its 8 1/2% Cumulative Monthly Income Preferred Securities, Series B (the "Series B Preferred Securities") in accordance with the terms thereof, this Debenture will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series B Preferred Securities so redeemed, together with any interest accrued thereon, including Additional Interest (the "Mandatory Prepayment"). Any Mandatory Prepayment shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company and Mission Capital shall agree. At such time as there are no Series B Preferred Securities remaining outstanding and subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Debenture at the option of the


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Company, without premium or penalty, in whole or in part at any time on or after August 8, 2000 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days* notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed PRO RATA, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S. dollars ($25) or any integral multiple thereof); PROVIDED, HOWEVER, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depositary shall determine by lot the principal amount of such Debentures held by each Debentureholder to be redeemed. If the Company or Mission Capital purchases Series B Preferred Securities by tender, in the open market or by private agreement, the Company shall have the right to redeem Debentures, in an amount not to exceed the aggregate stated liquidation preference of the Series B Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of


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the Debentures of any series at the time Outstanding affected thereby, on behalf of all of the holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration or transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law), PROVIDED that, during such Extended Interest Payment Period the Company shall not declare or pay, directly or indirectly, any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its common or preferred stock, or make any guarantee payments with respect thereto, or acquire for cash or other property any indebtedness of any Affiliate of the Company (other than an Affiliate in which the Company or a Subsidiary of the Company has a direct or indirect equity interest and participates in its management or provides it with operational services) for money borrowed or make any loan or advance to, or guarantee or become contingently liable in respect of indebtedness of, any Affiliate of the Company (other than an Affiliate in which the Company or a Subsidiary of the Company has a direct or indirect equity interest and participates in its management or provides it with operational services). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, PROVIDED that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series so issued are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to then in the Indenture.


                                  ARTICLE VII

                      Original Issue of Series B Debentures

         Section 7.01 Series B Debentures in the aggregate principal amount of $62,500,000 plus the amount of capital contributions made by the Company from time to time as general partner of Mission Capital, may, upon execution of this Second Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its President or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                  ARTICLE VIII

                            Miscellaneous Provisions

         Section 8.01 Except as otherwise expressly provided in this Second Supplemental Indenture or in the form of Series B Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said font of Series B Debenture that are defined in the Indenture shall have the meanings assigned to them therein.

         Section 8.02 The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confinned, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         Section 8.03 The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

         Section 8.04 This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seats ~to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                       MISSION ENERGY COMPANY

                                       By /s/James V. Iaco, Jr.
                                          -------------------------------------
                                          Name:  James V. Iaco,  Jr.
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

Attest:

/s/H.L. Mortensen
---------------------------
Name:  H.L. Mortensen
Title: Corporate Secretary

                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO, as Trustee

                                       By
                                          -------------------------------------


Attest:



-------------------------------

STATE OF CALIFORNIA )
COUNTY OF ORANGE    ) ss.:

         On the 7th day of August, 1995, before me personally came James V. Laco, Jr. to me known, who, being by me duly sworn, did depose end say that he is the Senior Vice President and Chief Financial Officer of MISSION ENERGY COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument Is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        /s/M.J. Johnson
                                        -----------------------------------
                                           M. J. Johnson
                                           NOTARY PUBLIC
         [seal]                            Commission expires:  July 5, 1999

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                        MISSION ENERGY COMPANY


                                        By
                                            -----------------------------------
                                              Name:
                                              Title:
Attest:

--------------------------------
Name:
Title:

                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO, as Trustee

                                        By  /s/ Charlene Mullane
                                            -----------------------------------


Attest:

/s/ Rod Calero V.P.
--------------------------------

                  On the 7th day of August, 1995, before me personally came Charlene Mullane to me known, who, being by me duly sworn, did depose and say that he is the Production Officer of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                   /s/ Ana Vinaixa
                                   --------------------------------------------
                                       Ana Vinaixa
                                       NOTARY PUBLIC
                                       Commission expires: February 21, 1997

[seal]